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                                                                      EXHIBIT 11
               CHRYSLER CORPORATION AND CONSOLIDATED SUBSIDIARIES
                         EARNINGS PER COMMON SHARE DATA
                         APB OPINION NO.15 CALCULATION

                                                                                     Three Months Ended
                                                                                         March 31,
                                                                               -----------------------------
                                                                                   1995             1994
                                                                               ------------     ------------
                                                                                  (In millions of dollars
                                                                                        and shares)
PRIMARY:
- -------
   Net earnings                                                                $       592      $       938
   Preferred stock dividend                                                            (14)             (20)
                                                                               -----------      -----------
   Earnings attributable to common stock                                       $       578      $       918
                                                                               ===========      ===========

   Weighted average shares outstanding                                               358.9            354.0
   Shares issued on exercise of dilutive options                                       6.8             10.7
   Shares purchased with proceeds of options                                          (3.4)            (5.1)
   Shares contingently issuable                                                        0.2              0.5
                                                                               -----------      -----------
   Shares applicable to primary earnings                                             362.5            360.1
                                                                               ===========      ===========

FULLY DILUTED:
- -------------
   Net earnings                                                                $       592      $       938
   Preferred stock dividend                                                              -               -
                                                                               -----------      -----------

   Earnings attributable to common stock                                       $       592      $       938
                                                                               ===========      ===========

   Weighted average shares outstanding                                               358.9            354.0
   Shares issued on exercise of dilutive options                                       6.8             10.7
   Shares purchased with proceeds of options                                          (3.4)            (5.1)
   Shares applicable to convertible preferred stock                                   41.6             47.9
   Shares contingently issuable                                                        0.4              0.8
                                                                               -----------      -----------
   Shares applicable to fully diluted earnings                                       404.3            408.3
                                                                               ===========      ===========

PER COMMON SHARE DATA:                                                                 (In dollars)
- ---------------------
   Primary:
      Net earnings per common share                                            $      1.59      $      2.55
                                                                               ===========      ===========

   Fully Diluted:
      Net earnings per common share                                            $      1.46      $      2.30
                                                                               ===========      ===========


NOTE: Earnings per common share amounts were computed by dividing earnings after deduction of preferred stock dividends by the average number of common and dilutive equivalent shares outstanding. In the first quarter of 1995, fully diluted per common share amounts assume conversion of the convertible preferred stock, the elimination of the related preferred stock dividend requirement, and the issuance of common stock for all other potentially dilutive equivalents outstanding. Computations of primary earnings per common share exclude the effect of common stock equivalents and shares contingently issuable for any year in which their inclusion would have the effect of increasing the earnings per common share amount or decreasing the loss per common share amount otherwise computed.